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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   -----------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 15, 1999



                              AVATAR HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

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

        DELAWARE                                             0-7616                                 23-1739078
(State or Other Jurisdiction of                           (Commission                            (I.R.S. Employer
Incorporation or Organization)                            File Number)                          Identification No.)



201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA                                                             33134
     (Address of Principal Executive Offices)                                                        (Zip Code)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 442-7000

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS


         On April 15, 1999, Florida Cities Water Company and Poinciana Utilities, Inc., two operating subsidiaries of Avatar Utilities Inc., a wholly-owned subsidiary of Avatar Holdings Inc. (Avatar or the Company), that own and operate water and wastewater utilities located in the counties of Brevard, Collier, Hillsborough, Lee, Osceola, Polk and Sarasota, Florida, closed on the sale of substantially all of their assets used in the Florida utilities operations.

         For purposes of the transaction, certain of the counties organized The Florida Governmental Utility Authority. The Florida Governmental Utility Authority obtained the financing for the acquisition through the issuance of municipal bonds.

         The cash sales price of $209 million, subject to certain adjustments for the period December 31, 1998 to the closing date, was determined through arms-length negotiation. The sale is expected to result in a gain to the Company of approximately $102 million, subject to certain adjustments for the period December 31, 1998 to the closing date.

         Avatar's contract management services subsidiary has entered into definitive agreements to provide operation and maintenance services as well as billing and customer services for each of the water and wastewater systems. These agreements have initial terms ranging from 14 months to five years.


ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

                 (B) PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet gives effect to the sale of substantially all of the assets used in the Florida utilities operations as if it had occurred on December 31, 1998. For the year ended December 31, 1998, the Company's consolidated statement of operations presents the Florida utilities operations as discontinued. The gain on the sale transaction will be classified in the Company's consolidated statement of operations during the six months ended June 30, 1999 as a gain from the sale of discontinued operations. Consequently, the sale transaction will have no effect on the Company's loss from continuing operations or loss per share from continuing operations, and accordingly, no pro forma condensed consolidated statement of operations is presented herein.

         The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the results which would have actually been obtained had the sale transaction been consummated on such date. The pro forma condensed consolidated balance sheet should be read in conjunction with the Notes to the Pro Forma Condensed Consolidated Balance Sheet included herein, as well as the Company's historical Financial Statements and Notes thereto filed with its 1998 Annual Report on Form 10-K.










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                      AVATAR HOLDINGS INC. AND SUBSIDIARIES

                 Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)
                             (Dollars in thousands)
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                                                   December 31,     Florida        December 31,
                                                       1998        Utilities          1998
                                                   As Reported    Disposition       Pro Forma
                                                   -----------  --------------     ------------

ASSETS

Cash and cash equivalents                           $  32,521    $ 137,740 (a)      $ 170,261
Restricted cash                                         5,232           --              5,232
Contracts and mortgage notes receivable, net           13,737           --             13,737
Other receivables, net                                  4,257           --              4,257
Land and other inventories                            170,555        4,089 (d)        174,644
Property, plant and equipment, net                     26,366       (2,787)(d)         23,579
Other assets                                           11,724        2,617 (d)         14,341
Deferred income taxes                                      --       14,359 (e)         14,359
Assets of discontinued operations                     208,599     (169,086)(b)         39,513
                                                    ---------    ---------          ---------

        Total Assets                                $ 472,991    $ (13,068)         $ 459,923
                                                    =========    =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Notes, mortgage notes and other debt:
  Corporate                                         $ 130,000    $ (15,000)(a)      $ 115,000
  Notes, collateralized by contracts and mortgage
     notes receivable                                   9,060           --              9,060
  Real estate                                          18,493           --             18,493
Estimated development liability for sold land           8,671        8,525 (d)         17,196
Accounts payable                                        3,385           --              3,385
Accrued and other liabilities                          35,182        1,000 (d)         36,182
Deferred customer betterment fees                      18,837      (18,828)(d)              9
Income taxes payable                                       --       14,359 (e)         14,359
Liabilities of discontinued operations                137,106     (105,392)(c)         31,714
                                                    ---------    ---------          ---------
        Total Liabilities                             360,734     (115,336)           245,398

Stockholders' equity, net                             112,257      102,268            214,525
                                                    ---------    ---------          ---------
  Total Liabilities and Stockholders' Equity        $ 472,991    $ (13,068)         $ 459,923
                                                    =========    =========          =========
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                              AVATAR HOLDINGS INC.

            Notes to Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)
                             (Dollars in thousands)



On April 15, 1999, substantially all of the assets used in the Florida utilities operations were sold to The Florida Governmental Utility Authority for a cash sales price of $208,619, subject to certain adjustments for the period December 31, 1998 through the closing date. The pro forma adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998 are as follows:

(a) To record the estimated proceeds from the sale transaction and the anticipated use of proceeds therefrom:

    Total cash proceeds from sale                           $208,619
    Transaction expenses related to the sale                  (1,568)
    Contingent proceeds remaining in escrow                   (2,900)
    Repayment of utilities loans and preferred stock         (44,974)
    Repayment of bank credit line                            (15,000)
    Cash included in discontinued operations
      for payment of utilities liabilities                    (6,437)
                                                            --------
    Net cash                                                $137,740
                                                            ========

(b) To record the disposal of the Florida utilities assets as a result of this sale transaction.

(c) To record the effect on the liabilities of discontinued operations as it relates to the disposal of the assets used in the Florida utilities operations:

     Repayment of utilities loans and
      preferred stock                                   $(44,974)
     Extinguishment of CIAC                              (60,359)
     Change in accruals of utilities liabilities             (59)
                                                        --------
                                                        $105,392
                                                        ========

    Contributions in aid of construction (CIAC) are advances from real estate developers and other direct contributions for plant construction.

(d) Adjustments to the basis of assets sold and retained that were applicable to utilities operations and the accrual of liabilities as a result of this sale transaction.

(e) Reflects the effect of deferred tax assets and current tax liabilities as a result of this sale transaction.








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                  (C) EXHIBITS

2.1 Utility System Asset Acquisition Agreement, dated as of April 1, 1999, by and between Florida Governmental Utility Authority and Florida Cities Water Company and Poinciana Utilities, Inc.*

2.2 Addendum to Utility System Asset Acquisition Agreement concerning the Fort Myers Utility System, dated as of April 1, 1999.

2.3 Assignment (of the Fort Myers Utility System to Lee County), dated as of April 1, 1999, by and among Florida Governmental Utility Authority; Board of County Commissioners of Lee County, Florida; Florida Cities Water Company; and Poinciana Utilities, Inc.


-------------------


* Certain schedules and similar attachments have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                    AVATAR HOLDINGS INC.



   Dated: April 30, 1999            By:  /s/ Juanita I. Kerrigan
   ---------------------                 ---------------------------------------
                                         Juanita I. Kerrigan
                                         Vice President and  Corporate Secretary























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EXHIBIT INDEX

* Certain schedules and similar attachments have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.

2.1 Utility System Asset Acquisition Agreement, dated as of April 1, 1999, by and between Florida Governmental Utility Authority and Florida Cities Water Company and Poinciana Utilities, Inc.*

2.2 Addendum to Utility System Asset Acquisition Agreement concerning the Fort Myers Utility System, dated as of April 1, 1999.

2.3 Assignment (of the Fort Myers Utility System to Lee County), dated as of April 1, 1999, by and among Florida Governmental Utility Authority; Board of County Commissioners of Lee County, Florida; Florida Cities Water Company; and Poinciana Utilities, Inc.













































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